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                                                                   Exhibit 10(n)

EMPLOYMENT AGREEMENT


         This Agreement is entered into, to be effective as of April 16, 1998, by and between Warrantech Corporation, a Delaware corporation, with its principal place of business located at 300 Atlantic Street, Stamford, Connecticut 06901 ("Employer"), and Richard Gavino, an individual residing at One Hawthorne Court, Morris Township, New Jersey 07960 ("Employee").


RECITALS

         WHEREAS, Employer recognizes that Employee will be a key member of management and important to the long term development and prospects of Employer; and

         WHEREAS, Employer desires to employ Employee and Employee desires to be employed by Employer pursuant to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the forgoing and the terms and conditions set forth herein, Employer and Employee hereby agree as follows:

         I.       Employment and Duties

         Employer hereby employs Employee, and Employee hereby accepts such employment, upon the terms and conditions set forth in this Agreement. Employee shall render such executive, managerial, supervisory, developmental, marketing, or other services as Employer may specify from time to time, subject at all times to the direction and control of the Chief Executive Officer, Employer's Board of Directors or any designee of either thereof. Employee shall serve as and with the title of Vice President, Chief Financial Officer and Treasurer of Warrantech Corporation.

         II.      Term

         The term of Employee's employment under this Agreement shall commence on April 16, 1998 and shall continue for a period of three (3) calendar years from such date.

         III.     Compensation

         3.1 Salary. Employer shall pay Employee a base salary of Two Hundred Thousand Dollars ($200,000) during the first 12 months of this Agreement, which base salary shall automatically increase by 5% annually thereafter during the term of this Agreement. Such base compensation shall be payable in accordance with the Company's payroll practices as in effect from time to time.

         3.2 Signing Bonus. Within seven (7) calendar days after the execution of this Agreement by both parties, Employer shall pay Employee a signing bonus in an amount equal to Twenty-Five Thousand Dollars ($25,000) less the applicable federal, state and local taxes. Additionally, upon
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the completion of six (6) months of employment, Employee shall receive
Twenty-Five Thousand Dollars ($25,000) worth of Warrantech common stock at the fair market value as of the close of business on the date such grant is approved by the Board of Directors of Warrantech. Employee agrees to (i) reimburse Employer for the full amount (net of taxes) of such signing bonus and (ii) transfer such common stock back to Employer in the event that Employee should voluntarily resign from Employer before completing a full year of employment.

         3.3 Bonus. Employee shall receive an annual incentive bonus equal to one-half of one percent (0.5%) of Employer's net pre-tax income. In calculating the net pre-tax income and determining distributions hereunder, Employer shall rely upon Employer's financial statements as prepared by its independent certified public accountants, which financial statements shall be prepared in a manner consistent with generally accepted accounting principles. All bonuses described in this section are payable annually and shall be paid, if due, fifteen (15) days after the filing of the Employer's Annual Report on Form 10-K with the Securities and Exchange Commission.

         3.4 Stock Options. Employee shall be entitled to participate in the stock option plan in accordance with the terms and conditions set forth in Exhibit "A" attached hereto and incorporated herein.

         3.5 Medical Insurance. The Company shall obtain and maintain in full force and effect, a comprehensive major medical, hospitalization Aetna group plan (or the equivalent) with dental coverage for the benefit of the Employee and his dependents. In the event of termination pursuant to Article V or in the event Employer and Employee mutually agree, medical and dental benefits will be available under the federal Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) at the Employee's option and expense.

         3.6 Other Compensation. In addition to the compensation heretofore set forth, or as may be hereinafter provided, Employer shall provide Employee during his employment any and all benefits commensurate with his position, which Employer, in its sole and absolute discretion, may make available to its executive officers (or employees in general, if any one is not available solely for executive officers) under any general pension plan, or other employee benefit plan which may be in effect at any time or from time to time during the employment period.

         3.7 Automobile. It is contemplated that to perform the services required by this Agreement, Employee shall obtain and remain fully responsible for the maintenance and repair of an automobile, for which Employer shall provide Employee with an expense allowance in the amount of Six Thousand Dollars ($6,000) per annum.

         3.8 Life Insurance. Employer, for the benefit of Employee, also shall maintain in full force and effect (i) a group term life insurance policy in the face amount of One Hundred Fifty Thousand Dollars ($150,000) and (ii) a split dollar life insurance policy with a premium payment up to Ten Thousand Dollars ($10,000).

         3.9 Relocation. Subject to the specific terms and
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conditions of its relocation policy, Employer will reimburse Employee for expenses related to packing, moving and insuring of household goods, furniture, and personal effects from Employee's current residence to an area closer in proximity to the Stamford, Connecticut area in an amount not to exceed the Accepted Bid (as defined below). Employee will provide receipts and such other documentation as Employer may reasonably require when requesting such reimbursement.

With respect to the expenses described above, Employee will obtain a competitive bid from a household goods carrier of his choice. Employer will obtain a second bid through its Corporate Relocation Moving Specialists from a reputable, recognized national carrier of household goods and will approve the most competitive of the submitted bids (the "Accepted Bid"). All reimbursable qualified and non-qualified relocation expenses shall be recorded in accordance with the applicable regulations of the Internal Revenue Service.

         3.10 Vacation. Employee shall be entitled to three (3) weeks of paid vacation during each calendar year.

         3.11 Expenses. Employer shall reimburse Employee in accordance with Employer's expense reimbursement policies for all reasonable and necessary expenses including, without limitation, travel and entertainment expenses, incurred by Employee in connection with the business of Employer. Expenses relating to membership in and attendance at trade and business associations and conventions shall be reimbursed subject to the prior approval of Employer. All such reimbursement shall be paid upon presentation of expense statements or vouchers or such other supporting information as Employer may reasonably require.

IV.      Extent of Service

         Employee shall devote his full time, attention, energies and skill to the business of Employer, as directed by Employer, and shall assume and perform such responsibilities and duties as may be assigned to him from time to time by the Chief Executive Officer, Employer's Board of Directors or any designee of either thereof. Employee shall be required to travel to such locations as may be directed by Employer in the course of Employee's duties hereunder.

V.       Termination

         Notwithstanding any contrary provisions herein contained, the employment of Employee pursuant to this Agreement may be terminated before the expiration of the term as specified in the following provisions of this Article V, but such termination shall not affect the obligations of Employee set forth in Article VII hereof.

         5.1 Death. Employee's employment hereunder shall be terminated immediately in the event of his death.

         5.2 By Employer, For Cause. Employer shall have the right to immediately terminate Employee's employment under this Agreement for cause. Cause includes, but is not limited to the following:
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         (a) Misappropriating any funds or property of Employer;

         (b) Attempting to obtain personal profit from any transaction in which Employer has an interest;

         (c) The material failure, material neglect or material refusal to (i) perform the duties assigned to Employee under or pursuant to this Agreement or
(ii) abide by the other covenants, terms and conditions of this Agreement; or

         (d) Activities by Employee of a public nature failing to conform to the community standard of generally accepted personal or business conduct that such activities may reasonably be expected to reflect badly upon the public image of Employer or its business.

         5.3 By Employer, Without Cause. Except as set forth in Sections 5.1 and
5.2 above, this Agreement cannot be terminated by Employer prior to the expiration of the term hereof.

         5.4 Effect of Termination. In the case of termination pursuant to this
Article V, the salary and other compensation specified in Section III, unless otherwise specified, shall immediately terminate and cease to accrue. Employee shall not be entitled to any stock options unless they have fully vested and no credit will be given for partial years of employment to ascertain the amount of options which are fully vested.

VI.      Inventions

         6.1 Definitions. As used herein "Inventions" shall mean all discoveries, inventions, improvements, and ideas relating to any process, formula, program or software, machine, device, manufacture, composition of matter, plan or design, whether patentable or not, and specifically includes, but is not limited to, all designs and developments, of whatsoever nature, relating to computer hardware, software or programs.

         6.2 Rights to Inventions. Employee shall, during the period of his employment with Employer, make prompt and full disclosure of all Inventions which Employee makes or conceives, individually, jointly, or with any other employee, or Employer or Warrantech affiliate, during the period of Employee's employment by Employer. All such inventions shall become Employer's exclusive property.

         Notwithstanding the foregoing, Employee shall retain all his rights in, and shall not be required to assign to the Employer any invention (hereinafter an "Excluded Invention"): (a) which was developed entirely on Employee's own time, and (b) which does not relate directly to or have any application to the business of Employer or any Warrantech affiliate or to their actual or demonstrably anticipated research or development, or which does not result from any work performed by Employee for Employer. This paragraph constitutes written notification to the Employee of the inventions which Employee is not required to assign to Employer. Employee shall advise employer of any invention made or conceived by Employee which Employee believes he is entitled to pursuant to this paragraph.

         6.3 Records. Employee will keep and maintain complete
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written records of all Inventions made or conceived by Employee, and of all work on investigations done or carried out by Employee for Employer at all stages thereof, which records shall be the property of Employer, except for records of the Excluded Inventions. Upon termination of his employment with Employer, Employee agrees to deliver promptly to Employer any unpublished memoranda, notes, records, reports, sketches, plans, programs, software, or other documents held by him concerning any Inventions or potential Inventions to which Employer would be entitled pursuant to the provisions hereof, including any information, knowledge or data relating thereto, or pertaining to the Employer's business or contemplated business, whether confidential or not.

         6.4 Assignments. During Employee's employment hereunder and after the termination thereof, Employee shall execute, acknowledge, and deliver to Employer all such papers, including applications for or assignments of patents or copyrights or applications for the same, as may be necessary to enable Employer, its nominees, successors or assigns, at its or their expense, to publish, protect by litigation or otherwise, obtain titled and/or copyrights or patents to the Inventions which are the property of Employer pursuant to this Agreement, in any and all countries.

VII.     Confidentiality and Non-Compete

         7.1 Non-Competition Covenant. Employees agrees that, during the period of Employee's employment by Employer and during the one year period immediately following Employee's employment by Employer or any Warrantech subsidiary or affiliate in any capacity, he will not, directly or indirectly, own, manage, operate, control, consult with or for, be employed by or an agent for, participate in or be connected in any manner with the ownership, management, operation or control of any business that is competitive with the business of Employer or any of its subsidiaries or affiliates. Further, Employee acknowledges that, as the Vice President, Chief Financial Officer and Treasurer of Warrantech Corporation, his services are unique and extraordinary, and that the restrictions herein are reasonable for Employer's protection of its legitimate business interests.

         If any court or arbitrator having jurisdiction determines that the foregoing non-compete covenant is invalid due to its duration, coverage or extent, the covenant shall be modified to reduce its duration, coverage or extent as necessary to make such covenant valid, and the covenant as modified then shall be enforced.

         7.2 Confidentiality and Trade Secrets. During and after the terms of his employment by Employer, Employee shall not communicate, divulge, or use any secret, confidential information, trade secret or confidential customer list of Employer or Warrantech affiliate, to, or on behalf of any person or entity, except as consented to in writing by Employer. This obligation shall apply with respect to any such item until such item ceases (other than through the action of Employee) to be secret or confidential. Employee shall have no obligation hereunder to keep confidential any Confidential Information to the extent disclosure of any thereof is required by law or determined in good faith by counsel to Employee to be necessary or appropriate to comply with any legal or regulatory order, regulation or requirement; provided, however, that in the event disclosure is required by law, Employee shall provide Employer with
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prompt notice of such requirement so that Employer may seek an appropriate protective order.

         7.3 Remedies. In the event of any actual breach by either of the parties of the provisions of this Section VII, then each shall be entitled to all the remedies available by law or in equity, including without limitation the right to obtain damages for said breach and non-adherence and the right to enjoin the other, or any other person or entity in or threatening breach or non-adherence, from continuing, and to remedy, the activities which constitute said breach. The parties acknowledge and agree that any remedies at law may be inadequate in the event of any breach of the provisions of this Section VII, and, therefore they agree and acknowledge that each shall be entitled to all equitable remedies which are appropriate in the event of such breach.

VIII.     Miscellaneous.

         8.1 Entire Agreement. This Agreement contains the entire agreement among the parties, superseding in all respects any and all prior oral or written agreements or understandings pertaining to the subject matter hereof and transactions contemplated hereby, and shall be amended or modified only by written instrument signed by all of the parties hereto.

         8.2 Waiver. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement ,whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further and continuing waiver of any such condition or breach of any other term, covenant, representation, or warranty of this Agreement, or the agreements or documents executed in connection herewith.

         8.3 Right of Offset. If at any time Employer is obligated to make payments to Employee under this Agreement whether as compensation, reimbursement of expenses or otherwise, Employer shall have the right to offset against said obligation any amount which Employee is obligated to pay to Employer or any corporation controlling, controlled by or under common control with the Employer at the time of offset. In the event that the amount which Employer seeks to offset is in dispute or otherwise unliquidated, Employer may nevertheless exercise its right of offset, but if it is ultimately determined that Employer was not entitled to such offset, Employer shall, in addition to the amount not properly offset, pay Employee interest on such amount from the date of offset to the date of payment at 6% per annum. In the event that it is necessary for employee to take any action, whether at law or in equity, to recover amounts which employer inappropriately withheld under this provision, then the prevailing party shall be entitled to reasonable attorney's fees, costs and other necessary disbursements in addition to any other relief to which it may be entitled.

         8.4 Binding Effect; Assignment. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, successors, and assigns, but this Agreement shall not be assignable by Employee. In the event of (i) the merger or consolidation of Employer with or into any other entity, (ii) the acquisition of Employer by any entity, or (iii) the sale or other
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disposition by Employer of all or substantially all of its businesses and/or assets, this Agreement shall remain legally valid and binding and shall be enforceable by Employee against the surviving entity.

         8.5 General. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement shall be governed, enforced and construed under the laws of the State of Connecticut.

         8.6 Resolution of Disputes. In the event of a dispute or disagreement between the parties arising out of or in connection with this agreement, prior to submission of the controversy to arbitration, the parties shall submit the matter to mediation in a proceeding to be conducted in Stamford, Connecticut. If the parties exhaust the mediation process without a successful resolution of the matter, the dispute shall be settled in the State of Connecticut by arbitration before a panel of three arbitrators, one selected by Employer and one selected by Employee, with a third being appointed by the two so chosen. The arbitration shall be commenced by the initiating party notifying the other party of its demand for arbitration and of the arbitrator whom it selected and demanding that the other party select its arbitrator. If the third arbitrator is not selected within 30 days after the demand is served, he shall be selected in accordance with the rules and regulations then in effect of this American Arbitration Association or its successor. In any action, whether at law, in equity, or in arbitration, to enforce or interpret the terms of, or otherwise arising out of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, arbitrator fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

         8.7 Representation and Indemnity. Employee represents and warrants to Employer that he has the full right and power to enter into this Agreement and that he is not bound by any restriction or impediment thereto. Employee represents and warrants that he is not subject to any covenant not to compete or any other restriction with any former employer or other entity which would inhibit or restrict Employee's ability to perform any tasks requested by Employer. Employee hereby indemnifies Employer against any claims, losses, damages or expenses that Employer may incur or suffer in connection with any inaccuracy in, or breach of, any of the representations and/or warranties set forth in this Section 8.7.

         8.8 Survivability. Notwithstanding anything herein to the contrary. Sections 6.4, 7.1, 7.2, 7.3, 8.3, 8.6, and 8.7 above shall survive the termination of this Agreement and shall be deemed fully enforceable thereafter.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement to be effective as of April 16, 1998.

WARRANTECH CORPORATION                              EMPLOYEE


                                                  /s/ Richard Gavino
                                                  ---------------------
By: /s/ Joel San Antonio                          Richard Gavino
   ------------------------

   ------------------------
Title: CEO
      ---------------------
Date:  4/2/98
     ----------------------


                                    EXHIBIT A

                                  Stock Options

         Warrantech Corporation hereby grants Employee options to purchase up to Three Hundred Thousand Dollars ($300,000) worth of shares of Warrantech Corporation common stock ("Stock") under its Incentive Stock Option Plan (the "Plan") at an exercise price equivalent to the fair market value of the Stock at the close of business on the date [KC1] such options are approved by the Board of Directors. One-third of the options granted hereunder will vest and become exercisable at the conclusion of each year during the term of the Agreement. Such options shall be subject to other terms and conditions applicable to options granted under the Plan. The vesting and exercise of such options are also dependent on Employee's continued employment with Employer at the time such options vest.

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         AMENDMENT dated as of April 1, 2001 (the "Effective Date") to the Employment Agreement made as of the 16th day of April, 1998 by and between WARRANTECH CORPORATION, a corporation organized and existing under the laws of the Delaware, having its principal place of business located at 300 Atlantic Street, Stamford, Connecticut 06901 (the "Employer"), and RICHARD GAVINO, an individual residing at One Hawthorne Court, Morris Township, New Jersey 07960 (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the parties entered into an employment agreement on April 16, 1998 (the "Agreement"); and

         WHEREAS, the parties desire to amend the Agreement; and

         WHEREAS, any capitalized term used but not defined herein shall have the meaning set forth in the Agreement; and

         WHEREAS, the Employee is willing to continue employment upon the amended terms and conditions hereinafter set forth;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


         1. Section II of the Agreement is hereby amended and replaced as follows: "The term of the Employee's employment under this Agreement, which is due to expire on April 16, 2001, shall be extended for an additional three (3) year period commencing on the Effective Date and ending March 31, 2004."

         2. Paragraph 3.2 of the Agreement is hereby deemed deleted in its entirety.

         3. Paragraph 3.4 of the Agreement is hereby deemed deleted in its entirety.

         4. By action of Employer's Board of Directors on April 26, 2001, Employee was granted an option (the "Option") to purchase 30,000 of Employer's common stock under the Plan at an exercise price of $.60 per share which was the fair market value of such common stock on the date of grant.

         5. The Option shall vest in accordance with the terms and conditions set forth in the Plan. Such Option shall be subject to other terms and conditions applicable to options granted under the Plan. The vesting and exercise of such the Option is also dependent on Employee's continued employment with Employer at the time such Option vests.

         6. The area of relocation, "Stamford, Connecticut", that is specified in Paragraph 3.9 is hereby amended and replaced with "Euless, Texas."

         7. Section IV of the Agreement is hereby amended and replaced as follows: "In performance of the duties described in this Section IV, Employee shall devote his full time, attention, energies and skill to the business of the Employer, as directed by Employer. Employee shall be in charge of the accounts of the Employer; he shall render statements of accounts of the Employer and reports to the Board of Directors as often as they shall require the same; he shall enter regularly in books to be kept by him for that purpose, full and accurate account of all moneys received and paid on account of the Employer, and of all securities received and delivered by the Employer. The Employee shall perform all duties as are customarily performed by the Chief Financial Officer of a publicly-held company and shall also assume and perform such responsibilities and duties as may be assigned to him from time to time by the Chief Executive Officer, Employer's Board of Directors or any designee of either thereof. Employee shall be required to travel to such locations as may be directed by Employer in the course of Employee's duties hereunder."

         8. Paragraph 5.3 of the Agreement is hereby amended by adding the following provisions: "In the event that this Agreement is terminated by Employer prior to the expiration of the term hereof for reasons other than those set forth in Paragraphs 5.1 and 5.2 of this Agreement, Employer shall pay to Employee the following:

            (a) the unpaid balance of the salary compensation described in
                Paragraph 3.1 of this Agreement for the balance of the term of this Agreement;

            (b) any unpaid bonus earned by Employee pursuant to Paragraph 3.3 of this Agreement through the date of termination, provided that if Employee's employment is terminated other than on the last day of Employer's fiscal year, Employer shall be obligated to pay the pro rata portion of the bonus, if any, which relates to the portion of the fiscal year in which Employee was employed.


Employee shall not be obligated to take any action to mitigate the amount owed to Employee pursuant to Paragraph 5.3 of this Agreement."

         9. Paragraph 7.1 of the Agreement is hereby amended in its entirety and replaced as follows: "Non-Competition Covenant Employee agrees and acknowledges that Employer owns and controls unique and extraordinary proprietary information concerning the operation, processes, methods and accumulated experience incidental to administering and marketing service contracts and after-market warranties in automobiles, automotive components, recreational vehicles, appliances, consumer electronics, homes, computer and computer peripherals for retailers, distributors and manufacturers (the "Business of Warrantech") including, without limitation, those matters not generally known to the public or the industry in which Warrantech is or may become engaged and which pertain to the Business of Warrantech. Employee also acknowledges that the Business of Warrantech is conducted throughout each state of the fifty states of the United States and Puerto Rico (the "Territory"). Employee acknowledges that due to his position at Warrantech, he has access to the foregoing confidential and proprietary information of Warrantech and that the Business of Warrantech, including its operations, processes and methods which are extraordinary and unique, and that there are few companies in the Territory that engage in the same, or substantially similar, business as Warrantech. Accordingly, the Employee agrees that during the period of Employee's employment by Warrantech or any Warrantech subsidiary or affiliate, and for one year thereafter, he will not, directly or indirectly, own, manage, operate, control, consult with or for, be employed by or an agent for, participate in or be connected in any manner with the ownership, management, operation or control of any business that is engaged in the business of administering and marketing service contracts and after-market warranties in automobiles, automotive components, recreational vehicles, appliances, consumer electronics, homes, computer and computer peripherals for retailers, distributors and manufacturers, or is competitive with the Business of

Warrantech or any of its subsidiaries or affiliates in the Territory. Further, Employee acknowledges that, as the Vice President, Chief Financial Officer and Treasurer of Warrantech Corporation, his services are unique and extraordinary, and that the restrictions herein are reasonable as to scope and duration and are necessary for Employer's protection of its legitimate business interests and to preserve for the Employer, the competitive advantage derived from maintaining that unique and extraordinary proprietary information. Employee further acknowledges that due to his educational and professional background as an accountant, the covenants of this Paragraph 7.1 do not unreasonably restrict his ability to find other employment as an accountant and earn a reasonable livelihood.


If any court or arbitrator having jurisdiction determines that the foregoing non-compete covenant is invalid due to its duration, coverage or extent, the covenant shall be reformed to reduce its duration, coverage or extent as necessary to make such covenant valid, and the covenant as reformed then shall be enforced."


         10. Paragraph 8.6 of the Agreement is hereby amended in its entirety and replaced as follows: "Resolution of Disputes. In the event of a dispute or disagreement between the parties arising out of or in connection with this Agreement, prior to submission of the controversy to arbitration, the parties shall submit the matter to mediation in a proceeding to be conducted in Stamford, Connecticut. If the parties exhaust the mediation process without a successful resolution of the matter, the dispute shall be settled in the City of Stamford, Connecticut by arbitration before a panel of three arbitrators in accordance with the rules and regulations then in effect of this American Arbitration Association or its successor. In any action, whether at law, in equity, or in arbitration, to enforce or interpret the terms of, or otherwise arising out of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, arbitrator fees, costs and necessary disbursements in addition to any other relief to which it may be entitled. The arbitration shall be enforceable in any court of competent jurisdiction."

         11. The Agreement, as modified herein, is hereby ratified and confirmed and remains in full force and effect and supercedes any other employment agreements in effect between Employer and Employee.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       EMPLOYER:

                                       WARRANTECH CORPORATION

                                       By: /s/ Joel San Antonio
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

WITNESS:

/s/ A. Kopisz
-----------------------------

                                       EMPLOYEE:

                                       /s/ Richard Gavino
                                       -----------------------------------------
                                       RICHARD GAVINO
WITNESS:

/s/ B.S. Christensen
-----------------------------




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